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                            AGREEMENT OF JOINT FILING

                  In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a statement on Schedule 13D or any amendments thereto, with respect to the Common Stock of GP Strategies Corporation, and that this Agreement be included as an attachment to such filing.

                  This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

                  IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on the 22nd day of February, 2000.

                                    ANDERSEN WEINROTH & CO., L.P.

                                    By: /s/ G. Chris Andersen
                                        --------------------------------------

                                          Name:       G. Chris Andersen
                                          Title:      General Partner

                                    /s/ G. Chris Andersen
                                    --------------------------------------
                                    G. Chris Andersen

                                   /s/ Stephen D. Weinroth
                                   --------------------------------------
                                   Stephen D. Weinroth

Dated: February 22, 2000